EXHIBIT 23.1

CONSENT OF INDEPDENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-25233, 33-82076, 333-48789, 333-48795, 333-48815, 333-84779, 333-108092 and 333-110061 on Forms S-8 and Registration Statement No. 333-122823 on Form S-3 of our report dated June 27, 2007, appearing in this Annual Report on Form 11-K of the Regal-Beloit Corporation Retirement Savings Plan for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, WI
June 28, 2007